                                                                    Exhibit 10.2


                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), is executed and delivered as of the 18th day of April, 2002, by Bernard J. Ebbers ("Debtor"), in favor of WorldCom, Inc. ("Lender").

                                    RECITALS

         A. Debtor is the owner of the issued and outstanding shares of common stock or membership interests of those companies (collectively, the "Additional Assets") described as issuers on SCHEDULE A attached hereto and incorporated herein by this reference; and

         B. Debtor has agreed to execute and deliver this Agreement pursuant to the letter agreement dated April 2, 2002 between Debtor and Lender (the "Letter Agreement"), and Lender has agreed to extend credit to and make certain financial accommodations on behalf of Debtor in reliance on this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, Debtor agrees with Lender as follows:

         1. GRANT OF SECURITY. To secure the prompt payment and full and faithful performance of the Liabilities, whether direct, contingent, fixed or otherwise, now or from time to time arising, with respect to the Guaranty, the Promissory Notes or the Letter Agreement (each as may be amended, modified, supplemented, or replaced, the "Loan Agreements"), Debtor grants to Lender a security interest in and to, and pledges and assigns to Lender, under Articles 8 and 9 of the Uniform Commercial Code (as defined in Section 14 of this Agreement, the "UCC"), all of Debtor's now owned and hereafter acquired right, title, share and interest in, to and under:

                           (a) the issued and outstanding shares of common stock or membership interests of the Additional Assets (other than Joshua Holdings LLC ("Holdings"));

                           (b) until the restrictions set forth in Section 4.42 of the Amended and Restated Loan Agreement dated as of February 15, 2000 (the "Travelers Loan Agreement") between Joshua Timberlands LLC ("Timberlands") and The Travelers Insurance Company ("Travelers") shall have been terminated, amended or waived to eliminate the restrictions on Debtor's transfer of his membership interests in Holdings, all of Debtor's membership interests in Holdings, which constitute 86.25% of the total outstanding membership interests of Holdings, except for 65% of the total outstanding membership interests of Holdings;

                           (c) effective upon the termination, amendment or waiver of the restrictions set forth in Section 4.42 of the Travelers Loan Agreement, Debtor's remaining 65% of the total outstanding membership interests of Holdings, without any action required on the part of Debtor or Lender (the common stock and membership interests described in the foregoing paragraphs (a) and (b) and this paragraph
         (c) are collectively referred to herein as the "Pledged Interests");

                           (d) together with any and all distributions, whether in cash or in kind, upon or in connection with the Pledged Interests, whether such distributions or payments are dividends, are in partial or complete liquidation, or are the result of reclassification, readjustment or other changes in the capital structure of the entity issuing the same, or otherwise, and any and all subscriptions, warrants, options and other rights issued upon and/or in connection therewith;

                           (e) any and all substitutions, renewals, improvements and replacements of the Pledged Interests and additions thereto;

                           (f) all Promissory Notes, Instruments, Chattel Paper, General Intangibles (including Payment Intangibles), contract rights, and all other forms of obligations respecting the rights of Debtor to the payment of money from any of the Additional Assets ("collectively, the Company Obligations"); and

                           (g) all Proceeds arising from any of the foregoing.

All of the foregoing items are referred to herein individually and/or collectively as the "Collateral". Capitalized terms not otherwise defined herein or in the Letter Agreement shall have the meaning given them in the UCC.

         2. PERFECTION. To perfect the Lender's security interest in the
Collateral:

                           (a) Debtor hereby irrevocably authorizes the Lender at any time and from time to time to file in any appropriate jurisdiction any UCC financing statements or amendments thereto.

                           (b) Debtor is delivering to the Lender the Pledged Interests evidenced by certificated securities, if any, together with irrevocable stock powers endorsed in blank.

                           (c) Debtor, Lender and each issuer of the Pledged Interests which are not evidenced by certificated securities are executing and delivering control agreements (collectively, the "Control Agreements"). If at any time any after the date hereof any of the Pledged Interests which are not evidenced by certificated securities shall be evidenced or represented by certificates, Debtor shall promptly deliver any such certificates to Lender, together with irrevocable stock powers endorsed in blank.

                           (d) Solely with respect to the Company Obligations, Debtor is delivering and pledging to the Lender all Instruments (including Promissory Notes) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender.

                           (e) Debtor from time to time hereafter shall deliver to the Lender any additional Collateral that comes within the possession or control of the Debtor and, if necessary, irrevocable stock powers endorsed in blank, Control Agreements, and/or duly executed instruments of transfer or assignment as requested by Lender.

         3. VOTING AND TRADING RIGHTS. If no Event of Default (as hereinafter defined) has occurred and is continuing, Debtor may exercise any voting rights that Debtor may have as to any of the Collateral. If an Event of Default has occurred and is continuing, Lender may exercise, subject to Section 7 of this Agreement, all voting rights as to any of the Collateral and Debtor shall deliver to Lender all notices, proxy statements, proxies and other information relating to the exercise of such rights received by Debtor promptly upon receipt and, at the request of Lender, shall execute and deliver to Lender any proxies or other instruments which are, in the judgment of Lender, necessary for Lender to exercise such voting rights.

         4. DUTY OF LENDER. Debtor shall have all risk of loss with respect to the Collateral. Lender shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve or maintain the Collateral or rights against other parties. If Lender actually receives any notices requiring action with respect to Collateral in Lender's possession, Lender shall take reasonable steps to forward such notices to Debtor. Except as provided in
Section 3, Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral. While Lender is not required to take certain actions, if action is needed, in Lender's sole discretion, to preserve and maintain the Collateral, Debtor hereby authorizes Lender to take such actions, but Lender is not obligated to do so.

         5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Lender that:

                  a. SCHEDULE A is a complete and accurate statement of the ownership interests in the Additional Assets owned by the Debtor as of the date thereof.

                  b. This Agreement and the Control Agreements have been duly executed and delivered by Debtor, constitute Debtor's valid and legally binding obligations and are enforceable in accordance with their respective terms against Debtor.

                  c. The execution, delivery and performance of this Agreement, the grant of the security interest in the Collateral and the consummation of the transactions contemplated hereunder will not, with or without the giving of notice or the lapse of time, (i) violate any law applicable to Debtor, (ii) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Debtor, (iii) violate or result in the breach of any agreement to which Debtor is a party or by which any of Debtor's properties, including the Collateral, is bound, or (iv) violate any restriction on the transfer of any of the Collateral.

                  d. No consent, approval or authorization of any third party (other than with respect to any of the Additional Assets party to any of the Control Agreements) or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement and the Control Agreements, the creation and perfection of Lender's security interest in the Collateral or the valid and lawful exercise by Lender of remedies available to it under this Agreement, the Control Agreements or applicable law or of the voting and other rights granted to it in this Agreement or the Control Agreements, except as may be required for the offer or sale of securities under applicable securities laws.

                  e. The address of Debtor's principal residence is set forth in
Section 12 of this Agreement.

                  f. Debtor is the sole owner of the Collateral, has the right to grant the security interest provided for herein to Lender and has granted to Lender a valid and perfected first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions and adverse claims.

         6. COVENANTS. Debtor covenants and agrees that so long as this Agreement shall be in effect:

                  a. DEFENSE OF TITLE. Debtor shall defend Debtor's title to the Collateral and the security interest of Lender against the claims of any person claiming rights in the Collateral.

                  b. SALE OF COLLATERAL. Without the prior written consent of the Lender, (i) Debtor shall not sell, gift, pledge, exchange or otherwise transfer any of the Collateral; and (ii) Debtor shall cause each of the Additional Assets to not sell, exchange or otherwise transfer any of its material assets other than (a) the sale of inventory in the ordinary course of business or the sale of obsolete or unused assets; or (b) the sale of one or both of the BC Yachts (as hereinafter defined) in accordance with Section 6(n) hereof. In the event of any such sale, exchange or transfer consented to by Lender, Debtor shall cause such Additional Asset to dividend or distribute upon receipt the proceeds of such sale, exchange or transfer to its shareholders or members, and, contemporaneously therewith, Debtor shall pay, or cause such Additional Asset to pay, any such distribution with respect to the Pledged Interests to the Lender for application to the Liabilities.

                  c. NO MODIFICATIONS OR TERMINATIONS. Debtor shall not modify or terminate the terms of any Control Agreement with any of the Additional Assets and shall not file any amendments, correction statements or termination statements to financing statements concerning the Collateral without the prior written consent of Lender.

                  d. PAYMENT OF OBLIGATIONS. The Debtor will, and will cause each of the Additional Assets to, pay and discharge when due all of his or its material obligations and liabilities (including, without limitation, tax liabilities which if unpaid when due might by law give rise to a lien on any asset of the Debtor or such Additional Asset), except where the same may be contested in good faith by appropriate proceedings.

                  e. INSURANCE. The Debtor will cause each of the Additional Assets to maintain with financially sound and responsible insurance companies:
(i) casualty insurance on all tangible personal property of the Additional Assets, in each case naming the Lender as an insured and (ii) liability insurance on behalf of the Additional Assets, in each case naming the Lender as an insured and in each case in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by persons of established repute of comparable financial standing; and will furnish to the Lender, upon request from the Lender, information presented in reasonable detail as to the insurance so carried.

                  f. COMPLIANCE WITH LAWS. The Debtor will comply, and will cause each of the Additional Assets to comply, in all material respects with all laws, ordinances, rules, regulations, and requirements of any Federal, state, local or foreign court, agency, authority, instrumentality or regulatory body applicable to it, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  g. NOTICE OF CERTAIN EVENTS AND CONDITIONS. The Debtor will give prompt written notice to the Lender, and will cause each of the Additional Assets to give prompt written notice to the Lender, of any event of default or any event which with notice or lapse of time or both would constitute an event of default under any evidence or evidences of Indebtedness aggregating in excess of $100,000, or under any indenture, mortgage or other agreement or instrument relating to any such evidence of such Indebtedness or under any other agreement or instrument relating to preferred stock (or comparable equity interests) of the Debtor and each of the Additional Assets, respectively, or under any material lease for or in respect of which the Debtor or any of the Additional Assets, respectively, may be liable.

For purposes of this Agreement, "Indebtedness" shall mean (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable in the ordinary course of business, (iv) all obligations of a lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations to reimburse any bank or other person or business in respect of amounts paid under a letter of credit or similar instrument, (vi) all Indebtedness secured by a mortgage, lien pledge, charge, security interest or encumbrance of any kind on any asset of the Debtor or the Additional Assets, and
(vii) a guaranty of any Indebtedness of any other person, including without limitation, a "take or pay" agreement or similar obligation.

                  h. EXISTENCE. The Debtor will cause each of the Additional Assets to, at all times preserve and maintain its existence as a corporation or limited liability company, as the case may be, and all rights, permits, licenses, approvals, privileges and franchises material to its business.

                  i. FUNDAMENTAL CHANGES. Without the prior written consent of the Lender, the Debtor shall not permit any of the Additional Assets to merge or consolidate with or into any person or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or sell all or substantially all of its assets.

                  j. CHANGE OF RESIDENCE. Debtor shall notify Lender at least thirty (30) days before Debtor changes his principal residence.

                  k. CASH RECEIPTS. In the event any cash is payable or distributable to Debtor as a result of Debtor's ownership of the Collateral ("Cash Receipts"), whether such payments or distributions are dividends or distributions from, are in partial or complete liquidation of, or are the result of any redemption or other change in the capital structure of any of the Additional Assets, Debtor will remit the Cash Receipts or cause the Cash Receipts to be remitted to Lender within two (2) business days following receipt thereof, and, at all times prior to such remittance, Debtor will hold or, if applicable, will cause such Cash Receipts to be held in trust for the exclusive benefit of the Lender; provided that Debtor shall be permitted to retain any Cash Receipts from regularly scheduled dividends or distributions from Joshua Holdings LLC until payment under the Promissory Notes (as defined in the Letter Agreement) is due pursuant to the terms of the Letter Agreement.

                  l. INFORMATION. Debtor will deliver to Lender and cause each of the Additional Assets to deliver to Lender additional information regarding the business, property, condition (financial or otherwise), or prospects of Debtor and each of the Additional Assets as the Lender may reasonably request from time to time.

                  m. PROHIBITED LOANS. Without the prior written consent of Lender, Debtor shall not, and shall cause each of the Additional Assets to not, at any time, create, incur, assume or suffer to exist any Indebtedness, except
(i) Indebtedness of Debtor under the Loan Agreements, (ii) Indebtedness in existence on the date hereof as previously disclosed in writing to Lender, (iii) any loan or advance made after the date hereof to any of the Additional Assets by Debtor which is evidenced by an Instrument (including a Promissory Note) that is delivered and pledged to the Lender in accordance with Section 2(d) of this Agreement, or (iv) any Indebtedness incurred after the date hereof which, individually or in the aggregate with any other Indebtedness incurred after the date hereof, is less than $100,000, or (v) Indebtedness permitted under Section 6.n. of this Agreement.

                  n. BC YACHT. BC Yacht Sales, Inc. ("BCSI") shall be permitted to borrow up to $10.0 million in principal amount from a financial institution on terms satisfactory to Lender (the "Yacht Loan") and to execute a first preferred ship mortgage to secure such loan with respect to the following yachts now owned by BCSI: (i) 118 foot Intermarine Raised Pilothouse Motor Yacht, identification hull number 116-2; and (ii) 145 foot Intermarine Tri-Level Motor Yacht Yacht, identification hull number 142-1 (collectively, the "BC Yachts"). Contemporaneous with any sale of either of the BC Yachts, the Debtor will cause BCSI to use the proceeds of such sale to repay the Yacht Loan. In the event the proceeds of any such sale exceed the outstanding principal balance of the Yacht Loan, Debtor shall cause BCSI to dividend or distribute such excess upon receipt to its shareholders, and, contemporaneously therewith, Debtor shall pay, or cause BCSI to pay, any such dividend or distribution with respect to the Pledged Interests to the Lender for application to the Liabilities. Without the prior written consent of Lender, Debtor shall not permit BCSI to create, incur, assume or suffer to exist any Indebtedness (other than as permitted in Section 6.m.) or to create, assume, or suffer to exist any lien, mortgage, security interest, or encumbrance of any kind on any yacht (other than the BC Yachts) or other asset of BCSI now owned or hereafter acquired. Notwithstanding anything to the contrary set forth in this Agreement, Debtor shall be permitted to provide a personal guaranty with respect to the Yacht Loan.

                  o. CAPITAL STRUCTURE. Without the prior written consent of Lender, Debtor shall not permit any of the Additional Assets to make any change in its capital structure or issue or create any stock, membership interest, or other equity interest (or any non-equity interest that is convertible into any stock, membership interest, or other equity interest in any of the Additional Assets).

                  p. NOTICE OF TRANSACTIONS. Debtor shall give written notice to the Lender, and will cause each of the Additional Assets to give written notice to the Lender, at least ten (10) days prior to (i) any sale, transfer, exchange, lease or other disposal of any of the assets of the Additional Assets, except the sale of inventory in the ordinary course of business or the sale of obsolete or unused assets, or (ii) the payment of any dividends or distributions to Debtor by any Additional Asset.

                  q. ADDITIONAL REQUESTS. At Debtor's expense, do such further acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions and other assurances as Lender may at any time request or require to protect, assure or enforce its interests, rights and remedies under this Agreement.

         7. EVENT OF DEFAULT; REMEDIES. Upon (a) demand by the Lender pursuant to any one or more of the Promissory Notes or (b) upon the breach by Debtor of any of the terms of the Letter Agreement, this Agreement, any of the Promissory Notes or any of the Control Agreements (each, an "Event of Default"), the Lender may exercise the rights and pursue the remedies provided under Article 9 of the UCC, as currently effective in or as hereafter amended, including but not limited to exercising all voting rights with respect to the Collateral, collecting all dividends and other distributions with respect to the Collateral, selling the Collateral at any public or private sale, at the Lender's option, without advertisement, and delivering a notice of exclusive control under any of the Control Agreements to the respective issuer named therein; provided, however, that upon any such demand, you shall have 90 days from the date thereof to make payment; provided, further, that if such demand is made subsequent to your death or incapacity, your estate shall have 180 days from the date thereof to make payment; in either such case, and, until such payment is due, the Lender shall refrain from exercising the aforementioned rights and remedies. The Lender may bid and become a purchaser at any such sale, and upon any such sale the Lender shall collect, receive, and hold and apply the proceeds as provided herein. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to the address of Debtor appearing on the records of the Lender at least five days before the time of such disposition. The proceeds from any such sale or action shall be applied first to the payment of all legal and other costs and expenses incurred in connection with the sale or action and next to the payment of the Liabilities, as determined by the Lender. The balance, if any, of such proceeds remaining after such application shall be paid to Debtor. If the proceeds of any such sale or action are insufficient to pay in full the amounts specified above, Debtor shall remain liable for such deficiency.

         8. APPOINTMENT OF LENDER AS AGENT. Debtor appoints Lender, its successors and assigns, as Debtor's agent and attorney-in-fact to carry out this Agreement and take any action or execute any instrument or assignment that Lender considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Debtor, to endorse and deliver in the name of and on behalf of Debtor securities certificates and such forms, schedules and other documents as are necessary or desirable in Lender's sole judgment to deliver to the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the death, incapacity or bankruptcy of Debtor nor by the lapse of time. If Debtor fails to perform any act required by this Agreement, Lender may perform such act in the name of Debtor and at Debtor's expense.

         9. SECURITIES LAWS. Debtor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder, state securities laws and other laws may impose limitations on the right of Lender to dispose of the Collateral. Debtor authorizes Lender to sell the Collateral in such manner and to such persons as, in the judgment of Lender, would help to ensure that the sale will be given prompt approval by regulatory authorities and will not require the Collateral to be registered or qualified under any applicable laws and agrees that such a sale is commercially reasonable. Such a sale may yield a substantially lower price than if the Collateral were registered and sold in the open market. If Lender sells the Collateral at such sale, Lender shall have the right to rely upon the advice and opinion of a qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale, but Lender is not obligated to obtain or follow such advice or opinion.

         10. EXPENSES. Debtor agrees that Debtor will pay to Lender upon demand the amount of any out-of-pocket expenses, including the fees and disbursements of counsel, that Lender incurs in connection with the enforcement of this Agreement, including expenses incurred to preserve the value of the Collateral and Lender's security interest, the collection, sale or other disposition of any of the Collateral, the exercise by Lender of any of its rights, or any action to enforce its rights under this Agreement.

         11. RELEASE OF COLLATERAL. Except as provided in Section 4 of the Letter Agreement, the security interest granted to Lender shall not terminate and Lender shall not be required to return the Collateral to Debtor or to terminate its security interest unless and until (a) the Liabilities have been fully paid and performed, and (b) Debtor has reimbursed Lender for any expenses of returning the Collateral and filing any termination statements and other instruments as are required to be filed in public offices under applicable laws. After termination of this security interest, within 30 days after Debtor's request, Lender shall release control of any security interest in the Collateral perfected by control and, in Lender's sole discretion, shall terminate or send Debtor appropriate documentation to terminate any financing statements filed by Lender with respect to the Collateral.


         12. NOTICES. Any notices, communications and waivers under this Agreement or the Control Agreements shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

         To Lender:       WorldCom, Inc.
                          500 Clinton Center Drive
                          Clinton, Mississippi 39056
                          Attn: Chief Financial Officer

         To Debtor:       Bernard J. Ebbers
                          2116 Hwy 84 East
                          Oak Hill Farm
                          Brookhaven, Mississippi 39601


         13. MISCELLANEOUS. This Agreement shall be interpreted and the rights and liabilities of the parties hereto shall be determined in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of Mississippi and Debtor hereby consents to the jurisdiction of the courts of or in the State of Mississippi in connection with any dispute, controversy, action or other matter relating to or arising out of this Agreement. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be binding upon Debtor and the heirs and legal representatives of Debtor and shall inure to the benefit of the Lender and its successors and assigns. The powers, rights, and remedies of the Lender under this Agreement are cumulative and are not exclusive of any other power, right or remedy that the Lender otherwise may have. Any single or partial exercise or pursuit of any power, right or remedy under this Agreement by the Lender shall not preclude other or further exercise or pursuit thereof or the exercise or pursuit of any other power, right or remedy. The Lender's rights and remedies under this Agreement shall be unaffected by any change in the provisions of any agreement, instrument, or document evidencing or affecting any of the Liabilities, by any extension of time for payment or performance of any of the Liabilities or by any partial or full release of any security for payment or performance of any of the Liabilities. No delay by the Lender in exercising or pursuing any power, right or remedy under this Agreement shall operate as a waiver thereof, and no failure by the Lender to exercise or pursue any power, right or remedy shall prevent the Lender from exercising the same in the future.

         14. UNIFORM COMMERCIAL CODE. For purposes of this Agreement, "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Mississippi; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Mississippi, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         IN WITNESS WHEREOF, the parties have executed this Pledge and Security Agreement as of the date first written above.


                                       /s/ Bernard J. Ebbers
                                       -----------------------------------------
                                       Bernard J. Ebbers



                                       WORLDCOM, INC.

                                       By: WorldCom, Inc. Compensation and Stock
                                       Option Committee


                                       By: /s/ Stiles A. Kellett, Jr.
                                           -------------------------------------
                                           Stiles A. Kellett, Jr., Chairman

                                   SCHEDULE A
                                   ----------


                           PLEDGED SHARES OR INTERESTS

                                DATE                          NUMBER OF      PERCENTAGE OF
         ISSUER              OF ISSUE    CERTIFICATE NO.    SHARES/UNITS       OWNERSHIP
Joshua Holdings LLC           12-22-99          N/A              N/A             86.25%

BC Yacht Sales, Inc.          12-31-01           3               100            100.00%

Douglas Lake Land &           07-10-98          N/A              N/A              99.0%
Timber Company, LLP

Douglas Lake Properties,      07-15-98         No. 1            1,000            100.0%
Inc.

BCT Holdings, LLC             03-26-99          N/A              N/A             99.80%